EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Retirement, Severance, and Administrative Committee
Western Digital Corporation 401(k) Plan
Lake Forest, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-56128) of our report dated December 18, 2009, relating to the financial statements and supplemental schedule of the Western Digital Corporation 401(k) Plan appearing on this Form 11-K for the year ended June 30, 2009.

/s/ BDO Seidman, LLP
Costa Mesa, California
December 18, 2009